Oramed Pharmaceuticals Presents Results of its Phase IIb Clinical Trial at
the Diabetes Technology Meeting 2010 in Bethesda, MD.

JERUSALEM, Israel –November 15, 2010 – Oramed Pharmaceuticals Inc. (OTCBB: ORMP.OB; www.oramed.com), a developer of oral drug delivery systems, presented the results of its recently completed Phase IIb trial. The multicenter, placebo-controlled, randomized, double-blind study conducted in 29 patients with Type II diabetes assessed the safety of ORMD-0801 in patients with Type II diabetes. Results were presented by the company’s Chief Scientific Officer, Dr. Miriam Kidron, at the Tenth Annual Meeting of the Diabetes Technology Society, in Bethesda, Maryland.

The poster presentation entitled “Extended exposure to an oral insulin formulation yields decreased insulin secretion in Type II diabetes subjects,” described Oramed's first extended exposure study to its oral insulin product (ORMD-0801), where 21 patients were treated with ORMD-0801, self-administered daily for a period of six weeks.  In parallel, a group of eight patients received placebo capsules administered under the same treatment regimen. ORMD-0801 proved safe and tolerable, with no reports of serious adverse events throughout the study.  In addition, no cumulative effects of extended ORMD-0801 exposure were noted, and only two mild cases of transient hypoglycemia were reported.  Treatment efficacy was evaluated via markers quantified from blood samples drawn at the start and end of the study.  Daily administration of oral insulin led to a statistically significant decrease in both insulin and C-reactive protein (CRP) levels, in contrast to their elevation among placebo-treated individuals.  Moreover, the percentage of subjects demonstrating clinically relevant reductions in insulin, c-peptide, fasting blood glucose (FBG) and Hb1Ac levels was consistently higher in the ORMD-0801 cohort, when compared to its placebo counterpart. This study addressing, for the first time, potential long-term safety concerns from extended ORMD-0801 administrations, demonstrated safety and no serious adverse events were reported.

The poster can be viewed at: http://www.oramed.com/index.php?page=13

About Oramed Pharmaceuticals
Oramed Pharmaceuticals is a technology pioneer in the field of oral delivery solutions for drugs and vaccines presently delivered via injection. Oramed is seeking to revolutionize the treatment of diabetes through its patented flagship product, an orally ingestible insulin capsule currently in Phase 2 clinical trials. Established in 2006, Oramed’s technology is based on over 25 years of research performed by top research scientists at Jerusalem’s Hadassah Medical Center. The Company’orporate and R&D headquarters are based in Jerusalem.
For more information, please visit www.oramed.com

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Some of the statements contained in this press release are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements, including the risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for our product candidates; competition from other pharmaceutical or biotechnology companies; and the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities. Please refer to the company’s filings with the Securities and Exchange Commission for a comprehensive list of risk factors that could cause actual results, performance or achievements of the company to differ materially from those expressed or implied in such forward looking statements. The company undertakes no obligation to update or revise any forward-looking statements.

Source: Oramed Pharmaceuticals, Inc.

Company and Investor Relation Contacts:
Oramed Pharmaceuticals
Tara Horn
Cell: + 972-54-334-318
Office: + 972-2-566-0001
Email: tara@oramed.com